Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 and Registration Statements on Form S-8 listed below of Cohen & Steers, Inc. of our report dated February 27, 2026, relating to the consolidated financial statements of Cohen & Steers, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

Form	Registration Statement No.	Description
S-8	333-118972	Cohen & Steers, Inc. 2004 Stock Incentive Plan Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan
S-8	333-161228	Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan
S-8	333-195282	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan
S-8	333-218379	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
S-8	333-264805	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
S-3	333-279301	Cohen & Steers, Inc. Registration Statement under Securities Act of 1933

/s/    DELOITTE & TOUCHE LLP
New York, NY
February 27, 2026